Exhibit 10.17

PLACEMENT AGENCY AGREEMENT

June 13, 2012

Scott Jackson

Chief Executive Officer

Celator Pharmaceuticals, Inc.

303B College Road East

Princeton, NJ 08540

Dear Scott:

National Securities Corporation (the “Agent”) hereby confirms its agreement (the “Agreement”) with Celator Pharmaceuticals, Inc. (the “Company”), as follows:

1. Offering.

(a) The Agent proposes to act as an exclusive agent for the Company whereby the Agent shall undertake on an exclusive basis investment banking and financial advisory services to the Company with respect to identifying, analyzing, structuring, negotiating and consummating financings described herein upon the closing of the Exchange Transaction (as such capitalized term is defined in Section 1(b) below). It is understood that those services and deliverables contemplated under this Agreement consist of seeking to raise up to $35 million of capital for the Company from accredited investors, exclusive of subscriptions from Excluded Investors, as defined below, with (i) an Initial Closing, as defined below, upon the achievement of the conditions specified in Section 1(b) and (ii) one or more subsequent Closings as determined by the Company (assuming its combination with Redpoint, as defined hereafter) in its sole discretion (the “Offering”). As used herein, the term “Excluded Investors” shall mean current stockholders of the Company, including any of their affiliates, and The Leukemia and Lymphoma Society.

(b) The Company and its stockholders are entering into a separate agreement with Redpoint Bio Corporation (“Redpoint”) pursuant to which the Company will offer to its stockholders the right to exchange (the “Exchange Transaction”) the securities of the Company owned by them for securities of Redpoint, the form and substance of which shall be satisfactory to the Company and its stockholders in their sole discretion. As a condition to closing the Exchange Transaction, subscriptions for not less than $15.0 million (the “Minimum Amount”) from investors, exclusive of subscriptions from Excluded Investors, shall have been received and accepted by the Company and held in the Escrow Account, as defined in Section 5(b) below, by no later than the Termination Date (as hereinafter defined). Upon satisfaction of the condition stated in the preceding sentence, and subject to the satisfaction of all conditions of closing in connection with the Exchange Transaction, the parties will consummate an initial closing (the “Initial Closing”) with respect to the Minimum Amount and will concurrently close the Exchange Transaction.

(c) The Agent’s efforts to raise capital for the Company (assuming its combination with Redpoint) will be made on a “best efforts” basis. The date on which the Offering shall terminate shall be the earlier of (i) August 31, 2012, unless earlier terminated in accordance with the provisions of this Agreement or extended by the mutual written agreement of the Agent and the Company (the “Termination Date”) or (ii) the date on which all of the shares offered have been sold. A Final Closing may be held up to ten days after the Termination Date.

(d) The Agent shall not tender to the Company and the Company shall not accept subscriptions for, or sell securities to, any persons or entities who do not qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

(e) The offering of the securities will be made solely pursuant to the disclosure materials that at all times will be in form and substance mutually acceptable to the parties and their counsel and shall contain such legends and other information the Agent and its counsel may, from time to time, deem necessary and desirable to be set forth therein (the “Disclosure Materials”).

2. Representations, Warranties and Covenants of the Agent. The Agent hereby represents, warrants and covenants to the Company that:

(a) The Agent is and will remain during the term of this Agreement, a duly registered broker-dealer pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and a member in good standing of the Financial Industry Regulatory Authority (“FINRA”).

(b) The Agent shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D in connection with the Offering. Neither the Agent, its affiliates, nor any person acting on its behalf has made or will make any offers or sales of any security or solicitations of any offers to buy any security through means other than the Disclosure Materials.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Agent as follows:

(a) The Disclosure Materials have been prepared by the Company, in conformity with all applicable laws, and are in compliance with Regulation D and the requirements of all other rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the securities are to be offered and sold. With respect to actions taken by the Company, the securities will be offered and sold pursuant to the registration exemptions provided by Regulation D, Regulation S and Section 4(2) of the Securities Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Agent notifies the Company that the securities are being offered for sale. The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D, Regulation S or Section 4(2) of the Securities Act, and knows of no reason why any such exemption would be otherwise unavailable to it. The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Regulation D.

(b) The Disclosure Materials, including any reports filed by Redpoint with the SEC and incorporated by reference thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made; provided, however, the foregoing does not apply to any statements or omissions made in reliance on and in conformity with written information furnished to the Company by the Agent regarding the Agent, specifically for use in the preparation thereof. There is no fact regarding the Company which the Company has not disclosed to the Agent and its counsel in writing and of which the Company is aware which materially adversely affects or could materially adversely affect the business prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

(c) Except for the compensation set forth in this Agreement and described in the Disclosure Materials, the Company is not obligated to pay, and has not obligated the Agent to pay, a finder’s or origination fee in connection with the Offering. The Company has not offered for sale or solicited offers to purchase the securities except for negotiations with Agent. To the best knowledge of the Company, no person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Agent’s rights, described herein, shall apply.

(d) The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) The Company shall file a Form D with respect to the securities comprising the securities as required under Regulation D and to provide a copy thereof to the Agent, promptly after such filing. The Company shall file such notices and related documents as necessary to permit the securities to be sold without registration under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall pay all fees and expenses in connection therewith, including, but not limited to, all state filing fees. and such counsel’s legal fees and expenses as further provided in Section 4 hereto. The Company’s counsel, together with the Company, will be responsible for the preparation and filing of a Form D and all necessary “blue sky” filings.

(f) To the best knowledge of the Company, neither the sale of the securities by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. To the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

4. Agent’s Appointment and Compensation.

(a) The Agent shall act as exclusive agent to the Company in connection with the Offering. The Company acknowledges that the Agent may engage other FINRA member firms as subagents or selected dealers to fulfill its agency hereunder provided that such subagents or selected dealers are compensated solely by the Agent. The Company has not and will not make, or permit to be made, any offers or sales of the securities other than to Excluded Investors or through the Agent without its prior written consent. The Agent has no obligation to purchase any of the securities.

(b) The Company will cause to be delivered to the Agent copies of the Disclosure Materials and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws, and hereby authorizes the Agent and its agents, employees and selected dealers to use the Disclosure Materials in connection with the sale of the securities until termination of this Agreement, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Disclosure Materials or to use any offering materials other than those contained in the Disclosure Materials.

(c) The Company will cooperate with the Agent by making available to its representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

(d) The Company shall pay to the Agent a fee equal to ten percent (10%) of all equity funds raised in the private markets and securities sold to high net worth investors and seven percent (7%) of all equity funds raised and securities sold to institutional investors (the “Agent’s Fee”). In no event shall the Company be obligated to pay more than one Agent’s Fee with respect to any securities sold in the Offering. In no event shall any Agent’s Fee be payable in respect of any securities purchased by Excluded Investors or any securities purchased by the Agent and/or related parties or affiliates of the Agent.

(e) The Agent shall also be reimbursed for all of the out-of-pocket costs and expenses of the Agent (including legal fees of the Agent’s counsel, travel costs, due diligence costs and marketing expenses, including expenses related to Company presentations). The aggregate amount of reimbursements of costs and expenses shall not exceed $125,000 without the written consent of the Company, including legal costs and expenses of $75,000 (or more, if approved in advance by the Company).

(f) The Company shall also pay to the Agent the Agent’s Fee, calculated according to the percentage set forth in Sections 4(d) of this Agreement, if, during a period of twelve (12) months following the Termination Date of this Agreement (the “Tail Period”), the Company signs a definitive agreement with respect to, an investment by any party introduced during the course of this engagement to the Company by the Agent and provided that such investment is consummated within 90 days after the expiration of the Tail Period (such parties, including affiliates of such parties, hereinafter “NI Parties”), or consummates any investment with any NI Parties.

5. Subscription and Closing Procedures.

(a) Each prospective purchaser will be required to complete and execute the subscription documents in form and substance satisfactory to the Company (the “Subscription Documents”), which will be forwarded or delivered to the Agent at the Agent’s offices together with the subscriber’s check or good funds in the full amount of the price for the number of securities desired to be purchased.

(b) All funds for subscriptions received from the Offering will be promptly forwarded by the Agent or the Company, if received by it, to, and deposited into, a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an Escrow Deposit Agreement among the Company, the Agent and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. The Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing of the Offering will countersign the Subscription Documents acceptable to the Company and provide duplicate copies of such documents to the Agent for distribution to the subscribers. The Company will give notice to the Agents of its acceptance of each subscription. The Company, or the Agent on the Company’s behalf, will promptly return to subscribers’ incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Agent upon such return.

(c) If subscriptions for at least the Minimum Amount (which shall not include subscriptions from Excluded Investors for determining if the Minimum Amount has been reached) have been accepted prior to the Termination Date, the funds therefor have been deposited with the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the Initial Closing shall be held. Thereafter, the remaining securities will continued to be offered and sold until the Termination Date. Additional closings (“Closings”) may from time to time be conducted at time mutually agreed to between the Agent and the Company with respect to additional securities sold, with the final closing (“Final Closing”) to occur within ten days from the earlier of the Termination Date and the date on which all securities offered have been subscribed for. Delivery of payment for the accepted subscriptions for securities from funds held in the Escrow Account will be made at each Closing, net of amounts due to the Agent as of such Closing. As a condition precedent to the Initial Closing, Excluded Investors will also subscribe for an amount of securities no less than $5,000,000, including the $2,653,726.25 previously invested by certain of the Excluded Investors in the form of Convertible Promissory Notes, on the same terms and conditions as the other investors in the Offering, unless waived by the Agent.

(d) If Subscription Documents for the Minimum Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the offering will be terminated, no securities will be sold, and the Escrow Agent will, at the request of the Agent, cause all monies received from subscribers for securities to be promptly returned to such subscribers without interest, penalty, expense or deduction.

6. Further Covenants of the Company. The Company hereby covenants and agrees that:

(a) If, at any time (i) any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Disclosure Materials so that the representations, warranties and covenants herein remain true, or (ii) in case it shall, in the opinion of counsel to the Agent and the Company, be necessary to amend or supplement the Disclosure Materials to comply with Regulation D or any other applicable securities laws or regulations, the Company shall, in the case of (i) above, promptly notify the Agent and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Agent copies of appropriate amendments and/or supplements to the Disclosure Materials in such quantities as the Agent may request. The Company shall not at any time prepare or use any amendment or supplement to the Disclosure Materials of which the Agent shall not previously have been advised and furnished with a copy, or to which the Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance with the Securities Act, the regulations thereunder and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Disclosure Materials, or the suspension of the qualification or registration of the securities for offering or the suspension of any exemption for such qualification or registration of the securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its commercially reasonable efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(b) The Company will use its commercially reasonable efforts to permit the sale of securities without registration under the securities laws of such U.S. jurisdictions as may be mutually agreed to by the Company and the Agent; provided, that the Company will not be required or obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the securities. Furthermore, the Company shall file a copy of a Notice of Sale on Form D with the SEC within the prescribed time period and shall file all amendments with the SEC as may be required. Copies of the Form D and all amendments thereto shall be provided to the Agent. The Company or its counsel will provide counsel for the Agent with copies of all correspondence or other documentation filed with or received from any jurisdiction where the securities are to be registered or qualified or offered. The Company will promptly provide to the Agent for delivery to all offerees and investors and their representatives any additional information, documents and instruments which the Agent or the Company reasonably deems necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those states where the securities are to be offered or sold.

(c) The Company shall place a legend on the certificates stating that the securities evidenced thereby have not been registered under the Securities Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Securities Act and applicable state laws.

(d) During the Offering, the Company shall make available for review by prospective investors during normal business hours at the Company’s offices, upon their request, copies of such corporate documents relating to the Company, including, but not limited to, organizational materials and material contracts, as such Investor shall reasonably request, to the extent that such shall not violate any obligation on the part of the Company to maintain the confidentiality thereof, and shall afford each prospective Investor the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Disclosure Materials to the extent it possesses such information or can acquire it without unreasonable expense.

(e) Until the earlier of (i) Final Closing of the Offering, and (ii) the Termination Date, neither the Company nor any person or entity acting on its behalf shall negotiate with any other placement agent or underwriter with respect to a private or public offering of its securities. Neither the Company nor anyone acting on its behalf shall, until the earlier of (i) Final Closing of the Offering, and (ii) the Termination Date, offer for sale to, or solicit offers to subscribe for securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person other than Excluded Investors.

(f) Until the earlier of (i) the Final Closing of the Offering, and (ii) the Termination Date, the Company will not issue any press release, grant any media interview (including without limitation, internet media outlets), or otherwise communicate with the media (“Public Communication”) in any manner whatsoever without prior notice to the Agent.

(g) The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance and shall also pay its own expenses for accounting fees, legal fees, and other costs involved with the Offering. The Company shall provide at its own expense such quantities of the Disclosure Materials and other documents and instruments relating to the Offering as the Agent may reasonably request. In addition, the Company shall pay all filing fees and reasonable legal fees and expenses for Blue Sky services and related filings and out-of-pocket expenses of counsel with respect to Blue Sky exemptions that are sought with respect to the Offering (the “Blue Sky Expenses”).

7. Conditions of Placement Agent’s Obligations. The obligations of the Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a) Each of the representations and warranties of the Company qualified as to materiality shall be true and correct at all times prior to and on each Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing.

(b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed by, and complied with, at or before each Closing.

(c) No order suspending the use of the Disclosure Materials or enjoining the offering or sale of the securities shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, are contemplated or threatened.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e) The Agent shall have received certificates from the Company, dated as of each Closing, certifying, in such detail as the Agent may reasonably request, as to the fulfillment of the conditions set forth in paragraphs (a), (b), (c) and (d) above.

(f) On or prior to the date hereof and at each Closing, the Company shall have provided a certificate to the Agent confirming that, to the best of its knowledge, there have been no material adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the financial statements included in the Disclosure Materials, the absence of undisclosed liabilities and such other matters relating to the financial condition and prospects of the Company that the Agent may reasonably request.

(g) At each Closing, the Company shall pay and deliver to the Agent the Agent’s Fee, calculated in accordance with Sections 4(d). At each Closing, the Company shall also pay and deliver the Agent’s expenses (including legal fees of the Agent’s counsel).

(h) The Agent shall have received, on each of the date hereof and as of each Closing, a letter dated as of the date hereof and as of each Closing, in form and substance satisfactory to the Agent, from the Company’s principal accounting firm containing statements and information of the type ordinarily included in accountants’ “comfort letters” to placement agents and/or underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the Disclosure Materials, provided that the letter shall use a “cut-off date” not earlier than the third day prior to the date of the applicable Closing.

(i) All proceedings taken at or prior to any Closing in connection with the authorization, issuance and sale of the securities will be reasonably satisfactory in form and substance to the Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates, good standing certificates and legal opinions, including opinions of the Company’s intellectual property counsel, as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(j) The Exchange Transaction shall have closed prior to, or concurrently with, the Initial Closing.

8. Covenants of the Agent.

The Agent covenants that:

(a) The Agent shall limit the offering of the securities to persons who the Agent has reasonable grounds to believe and in fact believes are “accredited investors.”

(b) The Agent shall in connection with the Offering provide copies of the executed Subscription Documents to the Company prior to the Closing to enable the Company to establish and determine that each such subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D.

(c) The Agent shall not offer or sell the securities offered pursuant to the Disclosure Materials by any means of public solicitation or general advertising.

(d) To the extent it is determined by the parties hereto and their respective legal counsel that a supplement or amendment to the Disclosure Materials is required based on events that may materially affect the Company or otherwise, the Agent shall distribute copies of any such supplement or amendment to persons who have previously received a copy of the Disclosure Materials from the Agent and who continue to be interested in the Offering and include such supplement or amendment in all further deliveries of the Disclosure Materials.

9. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Agent, its officers, directors, partners, employees, agents (including subagents and selected dealers), and counsel, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Materials, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 9(b) with respect to the Agent expressly for inclusion in the Disclosure Materials or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Agent or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of the Agent (an “indemnified party”), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 9(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded, upon advice of legal counsel, that there may be one or more legal defenses available to it or them or to other indemnified parties, which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such reasonable fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, not to be unreasonably withheld. The Company agrees to promptly notify the Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the securities in the Offering or the Disclosure Materials.

(b) The Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent in Section 9(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, reasonable attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions of a material fact, if any, made in the Disclosure Materials in reliance upon and in conformity with written information furnished to the Company with respect to the Agent expressly for inclusion in the Disclosure Materials or (ii) any breach of any representation, warranty, covenant or agreement of the Agent contained in this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Subscription Documents or the Disclosure Materials and in respect of which indemnity may be sought against the Agent pursuant to this Section, the Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a) hereof.

10. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9(a) or 9(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Agent pursuant to Section 4(d) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Agent pursuant to Section 4(d) hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Agent, or their respective employees, agents or representatives, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Agent, shall have the same rights to contribution as the Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10. Anything in this Section 10 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

11. Termination.

(a) The Offering may be terminated by the Agent at any time prior to the Termination Date upon the occurrence of any of the events specified below in this Section 11(a), provided that the Agent shall provide at least ten (10) calendar days’ prior written notice to the Company specifying such event and the Company shall have failed within ten (10) calendar days after receipt of such notice to cure such event: (i) any material representation, warranty or covenant of the Company contained herein shall prove to have been false or misleading in any material respect when actually made, which would cause the Agent to be unable to proceed with the Offering; (ii) the Company shall have failed to perform any of its material obligations hereunder, which would cause the Agent to be unable to proceed with the Offering; or (iii) there shall occur any event, within the control of the Company, which would materially adversely affect the transactions contemplated hereby or the ability of the Company to perform its obligations hereunder in any material respect. In such event, the Agent shall be entitled to receive from the Company, within fifteen (15) business days after the Termination Date, in addition to other rights and remedies they may have hereunder, at law or otherwise, (i) the Agent’s Fee which would have been earned through the Termination Date based on the amounts in the Escrow Account that, but for the termination of the Agreement, would have been available in normal course for release to the Company at a Closing and shall retain any Agent’s Fee for any Closings previously consummated, and (ii) upon presentation of a written accounting therefor in reasonable detail (but without the need to include the underlying statements or evidence of payment), the prompt reimbursement of their actual, out-of-pocket expenses related to the Offering pursuant to Section 4(e) hereof, including but not limited to the Agent’s legal expense reimbursement, travel expenses and the fees and expenses of outside experts, if any, retained to assist the Agent with due diligence (the foregoing hereinafter referred to as the “Expense Reimbursement”). The Agent shall also be entitled to any amounts earned pursuant to Section 4(f) hereof.

(b) This Offering may be terminated by the Company at any time prior to Termination Date in the event that Agent shall have failed to perform any material obligation hereunder in accordance with the terms of this Agreement in any material respect. In the event of any such termination by the Company, the Agent shall not be entitled to any amounts whatsoever except for the Expense Reimbursement in accordance with the provisions of Section 11(a) above.

(c) This Offering may also be terminated by the Company at any time prior to the Termination Date for any reason not covered in Section 11(b) above. In such event, the Agent shall be entitled to receive from the Company, (i) the Agent’s Fee which would have been earned through the Termination Date based on the amounts in the Escrow Account that, but for the termination of the Agreement, would have been available in normal course for release to the Company at a Closing and shall retain any Agent’s Fee for any Closings previously consummated, and (ii) upon presentation of a written accounting therefor in reasonable detail (but without the need to include the underlying statements or evidence of payment), the prompt reimbursement of their actual, out-of-pocket expenses related to the Offering as set forth in Section 4(e). The Agent shall also be entitled to any amounts earned pursuant to Section 4(f) hereof.

(d) Upon any such termination, all monies received with respect to the subscriptions for securities not accepted by the Company shall be promptly returned to such subscribers without interest, penalty, expense or deduction.

(e) Before any termination by the Agent under Section 11(a) or by the Company under Section 11(b) or Section 11(c) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering (the “Termination Notice”). The Termination Notice shall specify the grounds for the proposed termination, except in the case of a Section 11(c) Termination.

(f) Subject to Section 12 below, this Agreement shall terminate upon the occurrence and satisfactory completion of the Offering and sale of the securities, unless earlier terminated as provided herein

12. Survival. The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification pursuant to Section 9 and contribution pursuant to Section 10 shall survive any termination or completion of the Offering. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the securities. In addition, the provisions of Sections 4(f), 6(g), and 9 through 21 hereof shall also survive the termination or expiration of this Offering.

13. Governing Law; Jurisdiction. This Agreement shall be deemed to have been made and delivered in Delaware and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of Delaware. THE COMPANY AND THE AGENT AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT.

14. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt), or sent by electronic transmission, with confirmation received, if sent to the Agent, to: National Securities Corporation, 120 Broadway, 27th Floor, New York, New York 10271, Attention: Hany S. Awadalla, E-mail: hawadalla@nationalsecuritiesib.com and if sent to the Company, to: Celator Pharmaceuticals, Inc. 303B College Road East, Princeton, New Jersey 08540, Attention: Scott Jackson, E-mail: sjackson@celatorpharma.com.

15. Limitation of Engagement to the Company. The Company acknowledges that the Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Agent or any of its affiliates, or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents, other than the indemnification and contribution provisions set forth in Sections 9 and 10 hereof. Unless otherwise expressly agreed in writing by the Agent or as provided in Sections 9 or 10 hereof, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Agent, and no one other than the Company is intended to be a beneficiary of this Agreement.

16. Limitation of Liability to the Company. Except as provided in Section 9 and Section 10, neither the Agent nor any of its affiliates or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Agent and that are finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted from the fraud, gross negligence, or willful misconduct of the Agent.

17. Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter except for the letter agreement, dated April 13, 2012, between the Agent and the Company, which shall remain in full force and effect.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

19. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.

20. Headings. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.

21. Miscellaneous. This Agreement shall inure to the benefit of, and be binding upon, the successors of the Agent and of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof. The term “successors” shall not include any purchaser of the securities merely by reason of such purchase.

[BALANCE OF PAGE INTENTIONALLY BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Agent in accordance with its terms effective as of the date set forth on page 1.

NATIONAL SECURITIES CORPORATION

By:

Name:	Hany S. Awadalla
Title:	Managing Director, Investment Banking

By:

Name:	Jonathan Rich
Title:	Executive Vice President, Head of Investment Banking

ACCEPTED AND AGREED:

CELATOR PHARMACEUTICALS, INC.

By:

Name:	Scott Jackson
Title:	Chief Executive Officer

By signing below, commencing at the Initial Closing, Redpoint Bio Corporation (“Redpoint”) hereby agrees to be bound by the terms and conditions of the Agreement to the same extent as if all references to “the Company” in Agreement mean Redpoint and further represents and warrants that Redpoint has all requisite corporate power and authority to issue, sell and deliver the securities contemplated in the Disclosure Materials.

DATE: _______________________________

ACCEPTED AND AGREED:

REDPOINT BIO CORPORATION

By:

Name:	Scott Jackson
Title:	Chief Executive Officer

AMENDMENT NO. 1

TO PLACEMENT AGENCY AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Placement Agency Agreement (the “Agreement”), dated as of June 13, 2012, by and between National Securities Corporation (the “Agent”) and Celator Pharmaceuticals, Inc. (the “Company” and collectively with the Agent, the “Parties”) is entered into by and between the Parties this 14th day of August 2012. Capitalized terms used but not herein defined shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the Company has decided not to pursue a combination with Redpoint Bio Corporation, a Delaware corporation, and instead intends to file a Form 10 with the Securities and Exchange Commission (the “SEC”) and to seek a listing on a national securities exchange;

WHEREAS, the Company intends to offer shares of its common stock pursuant to Regulation D and desires to use the Agent’s services in connection with this effort; and

WHEREAS, the Parties desire to amend the Agreement to reflect recent developments with the Company and, without limitation, to provide an incentive to the Agent to raise the Minimum Amount (as defined hereafter) by August 31, 2012 and at least an amount of $7.0 million by September 30, 2012.

THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Section 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Agent proposes to act as an agent for the Company in accordance with Section 4(a), whereby the Agent shall seek to raise up to $35 million of capital for the Company from accredited investors, exclusive of subscriptions from Excluded Investors (as defined hereafter), through the sale of shares of the Company’s common stock with (i) an initial closing (the “Initial Closing”) to occur when subscriptions for not less than $4.0 million (the “Minimum Amount”) from investors, exclusive of subscriptions from Excluded Investors, shall have been received and accepted by the Company and held in the Escrow Account, as described in Section 5(b) below, by no later than August 31, 2012 and (ii) one or more subsequent closings to be held as determined by the Company in its sole discretion (the “Offering”). As used herein, the term “Excluded Investors” shall mean current stockholders of the Company, including any of their affiliates, and The Leukemia and Lymphoma Society.”

2.	Section 1(b) of the Agreement is hereby deleted.

3.	Section 1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) The Agent’s efforts to raise capital for the Company will be made on a “best efforts” basis in accordance with Section 4(a). The date on which the Offering shall terminate shall be the earlier of (i) August 31, 2012 if at least the Minimum Amount is not raised, (ii) September 30, 2012, unless earlier terminated in accordance with the provisions of this Agreement or extended by the mutual written agreement of the Agent and the Company or (iii) the date on which all of the shares offered have been sold. The date on which the offering terminates in accordance with the preceding sentence is referred to herein as the “Termination Date.” A Final Closing may be held up to ten days after the Termination Date.”

4.	Any and all references to “Redpoint Bio Corporation” or “Redpoint,” including without limitation a reference to Redpoint’s SEC filings in Section 3(b), are hereby deleted.

5.	Section 4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Agent shall act as lead placement agent to the Company with respect to the offering to high net worth individuals and as non-exclusive agent with respect to institutional investors. The Company acknowledges that the Agent may engage other FINRA member firms as subagents or selected dealers to fulfill its agency hereunder provided that such subagents or selected dealers are compensated solely by the Agent. The Agent has no obligation to purchase any of the securities.

6.	Section 4(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) (i) The Company shall pay to the Agent a fee equal to ten percent (10%) of all equity funds raised by the Agent in the private markets and securities sold to high net worth investors and seven percent (7%) of all equity funds raised and securities sold by the Agent to institutional investors (the “Agent’s Fee”).

(ii) Notwithstanding the foregoing, in the event that the Agent raises an amount of at least $7.0 million by September 30, 2012 (including the Minimum Amount raised by August 31, 2012) (the closing of such aggregate amount of $7.0 million raised by the Agent, shall hereinafter be referred to as the “$7.0 Million Closing”), (A) the Agent’s Fee shall be increased to eleven and one-half percent (11.5%) of all equity funds raised and securities sold by the Agent to high net worth investors, which increase shall apply to the $7.0 Million Closing and shall continue to apply to any subsequent closings of the Offering, and (B) the Company shall further pay the Agent an additional fee of one and one-half percent (1.5%) of the Minimum Amount raised by August 31, 2012 at the $7.0 Million Closing.

(iii) In no event shall the Company be obligated to pay more than one Agent’s Fee with respect to any securities sold in the Offering. In no event shall any Agent’s Fee be payable in respect of any securities purchased by Excluded Investors, any securities purchased by the Agent and/or related parties or affiliates of the Agent or any securities sold in the Offering by other broker-dealers.”

7.	Section 4(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) The Agent shall also be reimbursed for all of the out-of-pocket costs and expenses of the Agent (including legal fees of the Agent’s counsel, travel costs, due diligence costs and marketing expenses, including expenses related to Company presentations). The aggregate amount of reimbursements of costs and expenses shall not exceed $140,000 without the written consent of the Company, including legal costs and expenses of $90,000 (or more, if approved in advance in writing by the Company).”

8.	Section 4 of the Agreement is hereby amended to add Section 4(g), which shall in its entirety read as follows:

“(g) If within 12 months following the Termination Date, and provided that the Initial Closing occurs, the Company proposes to raise any capital at a price per share that is equal to or less than the price per share at which the shares of the Company’s common stock are sold in the Offering (a “Qualifying Financing”), the Company shall provide written notice of such Qualifying Financing to the Agent. The Agent shall have the right for a period of five business days after the date of the Company’s notice to propose the terms on which it would serve as the lead placement agent or underwriter for the first Qualifying Financing by providing a written statement of the terms, including price, of the securities to be sold in the Qualifying Financing and the fees and expenses it would charge for doing so. If the Board of Directors of the Company determines in good faith that the Company has received a more favorable offer from another securities broker to serve as lead placement agent or underwriter in the Qualifying Financing, the Company shall so notify the Agent, and in such event (i) the Agent shall have no right to serve as lead placement agent or underwriter in the Qualifying Financing and (ii) the Agent shall have the right, if it so chooses, to participate in the Qualifying Financing as a co-agent or co-manager, depending on the nature of the transaction, and shall have the right to offer no less than 30% of the securities offered in the Qualifying Financing to the Agent’s high net worth clients, for which the Agent shall receive fees based on its clients’ participation in the Qualifying Financing at the same rates as those payable to other co-agents or co-managers, as applicable. If the Agent serves as the lead placement agent or underwriter in the Qualifying Financing (x) the Company shall not be obligated to pay more than one Agent’s Fee with respect to any securities sold in the Qualifying Financing, and (y) in the event any securities are sold in the Qualifying Financing to any investor(s) introduced to the Company by another broker-dealer, the same allocation of commissions and other economics shall apply between the Agent and the other broker-dealer as apply to the sale of securities to such investor, respectively, in the Offering. In no event shall any Agent’s Fee be payable in respect of any securities purchased in the Qualifying Financing by Excluded Investors or any securities purchased by the Agent and/or related parties or affiliates of the Agent. The Parties acknowledge and agree that proposed issuance of any additional securities, including warrants, or any other discount to the price at which the Company’s shares are proposed to be sold in a financing, shall be taken into account in determining whether such financing is a Qualifying Financing, including by subtracting such discount from the share price.”

9.	Section 6 of the Agreement is hereby amended to add Section 6(h), which shall in its entirety read as follows:

“(h) The Company shall use commercially reasonable efforts to (i) prepare and file a Form 10 (the “Form 10”) with the SEC as soon as reasonably practicable, (ii) cause the SEC to declare effective the Form 10 no later than thirty (30) days after the final closing of the Offering, (iii) secure a market maker and obtain a quotation of shares of the Company’s common stock on the OTC market as soon as reasonably practicable, (iv) secure a listing for shares of the Company’s common stock on a national securities exchange as soon as reasonably practicable and shall use reasonable best efforts to maintain such listing, and (v) following the effectiveness of the Form 10 and until such time that all shares sold in the Offering can be transferred without any restriction or limitation pursuant to Rule 144 promulgated under the Securities Act (and without the requirement to be in compliance with Rule 144(c)(1)) or pursuant an effective resale registration statement, maintain the registration of the Company’s common stock under Section 12(b) or 12(g) of the Exchange Act and to timely file all reports required to be filed by the Company pursuant to the Exchange Act.” If the Company fails to comply with the requirements of this clause (v), the Company shall prepare and furnish to all holders of the shares sold in this Offering and make publicly available in accordance with Rule 144(c) such information as is required for the holders to sell the shares, including without limitation, under Rule 144. “Shares sold in the Offering” shall include any and all additional shares that may be issued to the subscribers in the Offering pursuant to any anti-dilution provisions following the Offering.

10.	Section 7(j) of the Agreement is hereby deleted.

11.	Section 12 of the Agreement is hereby amended and restated in its entirety to read as follows:

“12. Survival. The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification pursuant to Section 9 and contribution pursuant to Section 10 shall survive any termination or completion of the Offering. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by the Company or the Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the securities. In addition, the provisions of Sections 4(f), 4(g), 6(g), 6(h) and 9 through 21 hereof shall also survive the termination or expiration of this Offering.”

12.	Section 17 of the Agreement is hereby amended and restated in its entirety to read as follows:

“17. Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement, as amended by Amendment No. 1, contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter.”

Each of the Parties shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other Party in order to effect the amendments contemplated herein.

Except as set forth herein, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, which may be executed in one or more counterparts, all of which together constituting one and the same agreement, as of the date first set forth above.

NATIONAL SECURITIES CORPORATION

By:

Name:	Hany S. Awadalla
Title:	Managing Director, Investment Banking

By:

Name:	Jonathan Rich
Title:	Executive Vice President, Head of Investment Banking Officer

CELATOR PHARMACEUTICALS, INC.

By:

Name:	Scott Jackson
Title:	Chief Executive Officer

AMENDMENT NO. 2

TO PLACEMENT AGENCY AGREEMENT

This Amendment No. 2 (this “Amendment”) to that certain Placement Agency Agreement dated as of June 13, 2012, as amended by Amendment No. 1 to Placement Agency Agreement dated as of August 14, 2012, (the “Agreement”) by and between National Securities Corporation (the “Agent”) and Celator Pharmaceuticals, Inc. (the “Company” and collectively with the Agent, the “Parties”) is entered into by and between the Parties this 24th day of September, 2012. Capitalized terms used but not herein defined shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the Parties desire to amend the Agreement to extend the Termination Date of the Offering and to amend certain related provisions of the Agreement on the terms and conditions set forth herein.

THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Section 1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) The Agent’s efforts to raise capital for the Company will be made on a “best efforts” basis in accordance with Section 4(a). The date on which the Offering shall terminate shall be the earlier of (i) October 31, 2012, unless earlier terminated in accordance with the provisions of this Agreement or extended by the mutual written agreement of the Agent and the Company, or (ii) the date on which all of the shares offered have been sold. The date on which the offering terminates in accordance with the preceding sentence is referred to herein as the “Termination Date.” A Final Closing may be held up to ten days after the Termination Date.”

Each of the Parties shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other Party in order to effect the amendments contemplated herein.

Except as set forth herein, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, which may be executed in one or more counterparts, all of which together constituting one and the same agreement, as of the date first set forth above.

NATIONAL SECURITIES CORPORATION

By:

Name:	Hany S. Awadalla
Title:	Managing Director, Investment Banking

By:

Name:	Jonathan Rich
Title:	Executive Vice President, Head of Investment Banking Officer

CELATOR PHARMACEUTICALS, INC.

By:

Name:	Scott Jackson
Title:	Chief Executive Officer

AMENDMENT NO. 3

TO PLACEMENT AGENCY AGREEMENT

This Amendment No. 3 (this “Amendment”) to that certain Placement Agency Agreement dated as of June 13, 2012, as amended by Amendment No. 1 to Placement Agency Agreement dated as of August 14, 2012 and Amendment No. 2 dated September 24, 2012, (the “Agreement”) by and between National Securities Corporation (the “Agent”) and Celator Pharmaceuticals, Inc. (the “Company” and collectively with the Agent, the “Parties”) is entered into by and between the Parties this 2nd day of November, 2012. Capitalized terms used but not herein defined shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the Parties desire to amend the Agreement to extend the Termination Date of the Offering.

THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Section 1(c) of the Agreement is hereby further amended to change the date “October 31, 2012” to “November 30, 2012” relating to the Termination Date.

Each of the Parties shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other Party in order to effect the amendments contemplated herein.

Except as set forth herein, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, which may be executed in one or more counterparts, all of which together constituting one and the same agreement, as of the 2nd day of November, 2012.

NATIONAL SECURITIES CORPORATION

By:

Name:	Hany S. Awadalla
Title:	Managing Director, Investment Banking

By:

Name:	Jonathan Rich
Title:	Executive Vice President, Head of Investment Banking Officer

CELATOR PHARMACEUTICALS, INC.

By:

Name:	Scott Jackson
Title:	Chief Executive Officer